First Quarter 2014 Earnings Presentation April 29, 2014

Cautionary Statements & Supplemental Information Forward-Looking Statements This presentation contains forward-looking statements. Senior officers and other employees also may make statements to analysts, investors, regulators, the media and others that are forward-looking. Forward-looking statements include matters that are not historical facts, such as statements regarding our future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. Because these statements involve anticipated events or conditions, forward-looking statements often include words such as "anticipate," "assume," "believe," "can," "could," "estimate," "expect," "forecast," "future," "goal," "indicate," "intend," "may," "outlook," "plan," "potential," "predict," "project," "seek," "should," "target," "would," or similar expressions. Forward-looking statements contained in this presentation include, without limitation, statements regarding our expectations with respect to the impact and timing of the sale of Tropical Shipping, the financial impact of the new depreciation rates for Nicor Gas, when we expect to realize earnings in the future related to our mark-to-market hedge movements, our performance expectations for the full year and our growth potential in future periods, our priorities for 2014 and our 2014 earnings guidance and related expectations and assumptions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. While we believe our expectations are reasonable in view of the currently available information, our expectations are subject to future events, risks and uncertainties, and there are several factors - many beyond our control - that could cause results to differ materially from our expectations. Actual results may differ materially from those suggested by the forward-looking statements for a number of reasons including, but not limited to, changes in price, supply and demand for natural gas and related products; the impact of changes in state and federal legislation and regulation, including changes related to climate change; actions taken by government agencies on rates and other matters, including regulatory approval of new partnerships and infrastructure programs; concentration of credit risk; utility and energy industry consolidation; the impact on cost and timeliness of construction projects by government and other approvals; development project delays; adequacy of supply of diversified vendors; unexpected change in project costs, including the cost of funds to finance these projects; the impact of acquisitions and divestitures, including the Nicor merger; limits on natural gas pipeline capacity; direct or indirect effects on our business, financial condition or liquidity resulting from a change in our credit ratings or the credit ratings of our counterparties or competitors; interest rate fluctuations; financial market conditions, including disruptions in the capital markets and lending environment and the current economic uncertainty; general economic conditions; uncertainties about environmental issues and the related impact of such issues, including our environmental remediation plans; the impact of new and proposed legislation in Illinois; the impact of changes in weather, including climate change, on the temperature-sensitive portions of our business; the impact of natural disasters such as hurricanes on the supply and price of natural gas; the outcome of litigation; acts of war or terrorism; and other factors which are provided in detail in our filings with the Securities and Exchange Commission. Forward-looking statements are only as of the date they are made, and we disclaim any obligation to update these statements to reflect subsequent changes, except as required by law. Supplemental Information Company management evaluates segment financial performance based on operating margin and earnings before interest and taxes (EBIT), which include the effects of corporate expense allocations. The company believes EBIT is a useful measurement of its performance because it provides information that can be used to evaluate the effectiveness of its businesses from an operational perspective, exclusive of the costs to finance those activities and exclusive of income taxes, neither of which is directly relevant to the efficiency of those operations. Further, management calculates “economic earnings” in relation to EBIT reported on a GAAP basis for the wholesale services segment in order to assess and evaluate earnings generated during the year. The company believes economic earnings is a useful measurement of the wholesale services’ segment as it provides information excluding the volatility effects resulting from mark-to-market, LOCOM accounting adjustments and gains or losses from dispositions recorded during the current period, as well as the offset of mark-to-market gains or losses reported in prior periods. Operating margin is a non-GAAP measure calculated as operating revenues minus cost of goods sold and revenue taxes, excluding operation and maintenance expense, depreciation and amortization, certain taxes other than income taxes, Nicor merger expenses and gains or losses on the sale of assets, if any. These items are included in the company's calculation of operating income. The company believes operating margin is a better indicator than operating revenues of the contribution resulting from customer growth, since cost of gas and revenue taxes are generally passed directly through to customers. In addition, in this press release AGL Resources has presented a non-GAAP measure of adjusted earnings per share (EPS) that excludes expenses incurred with respect to the pending sale of Tropical Shipping and Seven Seas for 2014, the impact of our wholesale services segment for 2012-2014 and expenses related to the Nicor merger, as well as an additional accrual for the Nicor Gas PBR issue, in 2012. The income tax expense and goodwill impairment expense related to the pending sale of Tropical Shipping and Seven Seas are non-recurring items and the company believes presenting EPS excluding these expenses provides investors with an additional measure of AGL Resources’ core operating performance. In addition, the company believes that presenting EPS excluding wholesale services provides investors with additional measures of operating performance excluding the volatility effects resulting from mark-to-market and LOCOM accounting adjustments in the wholesale services segment. As the company does not routinely engage in transactions of the magnitude of the Nicor merger, and consequently does not regularly incur transaction and integration-related expenses of correlative size, the company believes presenting EPS excluding Nicor merger-related expenses provides investors with an additional measure of AGL Resources’ core operating performance. Examples of such expenses related to the merger and integration are: employee severance, relocation, consulting services, temporary labor and certain travel costs. The Company also has excluded the additional accrual for the Nicor Gas PBR issue as it was a one-time cost that is not expected to be recurring. Details related to these adjustments will be included in the management discussion and analysis section of the Annual Report on Form 10-K. Operating margin and adjusted EPS should not be considered as alternatives to, or more meaningful indicators of, the company's operating performance than net income attributable to AGL Resources Inc., operating income or EPS as determined in accordance with GAAP. In addition, the company's operating margin and adjusted EPS may not be comparable to similarly titled measures of another company. Reconciliations of non-GAAP financial measures referenced in this presentation are available on the company’s Web site at www.aglresources.com. *

1Q14 Financial Results * Record quarterly earnings driven by: Strong wholesale services commercial activity Colder-than-normal weather across distribution and retail Consolidated GAAP EPS results include $0.42 negative impact related to pending sale of Tropical Shipping Excluding variable compensation expenses related to record earnings and pass through expenses, O&M expense up 4% 2014 EPS guidance of $2.80 - $2.90, excluding wholesale services and expense impacts of Tropical Shipping sale 2014 consolidated EPS guidance of $4.35 - $4.45, excluding expense impacts of Tropical Shipping sale 1Q14 FINANCIAL HIGHLIGHTS Note: Please review the AGL Resources 10-Q filed with the SEC on 4/29/14 for detailed information. Operating Margin, Adjusted Net Income Attributable to AGLR, Adjusted EPS and Adjusted EPS Excluding Wholesale Services are non-GAAP measures. Please see the appendix to this presentation or visit the investor relations section of www.aglresources.com for a reconciliation to GAAP. Adjusted for Cost of Goods Sold and revenue tax expenses for Nicor Gas, which are passed directly through to customers. 1Q14 excludes Tropical Shipping goodwill impairment expense of $19 million. Excludes $31 million related to sale of Tropical Shipping in 1Q14. Adjusted EPS Excluding Wholesale Services excludes 1Q14 Tropical Shipping sale expenses (noted above) as well as wholesale EBIT of $293 million in 1Q14 and $15 million in 1Q13.

EBIT up 10% compared to prior year Coldest winter on record in Chicago area Colder-than-normal weather increased margin by $17 million Additional margin benefit from regulatory infrastructure programs, primarily at Atlanta Gas Light, and lower depreciation expense at Nicor Gas Excluding higher variable expenses related to strong performance and pass through expenses, O&M up 3% Higher overtime related to cold weather and higher payroll expense Higher maintenance costs related to cold weather Customer count up by 1% year-over-year Distribution Operations * DISTRIBUTION HIGHLIGHTS

Retail Operations * EBIT up 17% compared to prior year Colder-than-normal weather increased margin by $15 million, net of weather hedges, with primary impacts in Georgia and Illinois Additional margin benefit of $12 million from acquisitions in 2013 Offset by $5 million related to increased gas costs and lower retail price spreads O&M expense up $6 million Higher expenses of $4 million related to 2013 acquisitions (noted above) Higher customer care, marketing and bad debt expense Total customer count up 4% for retail energy and Georgia market share stable year-over-year; Service contracts up 20% year-over-year, due mainly to acquisition in January 2013 RETAIL HIGHLIGHTS

Wholesale Services * Record quarterly EBIT of $293 million for wholesale services segment Commercial activity of $377 million, driven mainly by transportation and storage positions in Northeast and Midwest, compared to $50 million of commercial activity in 1Q13 Storage and transportation hedge losses and LOCOM of $47 million in 1Q14 vs. losses of $21 million in 1Q13 O&M expense up significantly due to higher variable compensation expense related to record earnings Excluding variable compensation expense, total operating expense declined year-over-year by 15% WHOLESALE HIGHLIGHTS

Economic earnings adjusts wholesale services’ EBIT by adjusting for mark-to-market accounting recorded during the current period, offset by mark-to-market accounting adjustments reported in prior periods related to Sequent’s natural gas transportation portfolio. Economic earnings further reflect the changes in wholesale services’ storage roll-out value. On this basis, wholesale services achieved $273 million of economic earnings in 1Q14 compared to $29 million in 1Q13. Wholesale Services – Economic Earnings Three months ended March 31, Three months ended March 31, Wholesale services EBIT reported on a GAAP basis $293 $15 Current quarter and prior year-end realized storage roll-out, net (16) 7 Current quarter-to-date transportation hedge movement, net of prior period hedge offset (4) 7 Economic Earnings $273 $29 2014 2013 *

Midstream Operations * EBIT declined $5 million year-over-year Higher margin at Golden Triangle and Central Valley due to better-than-expected optimization activity in 1Q14 Offset by multi-year retained fuel true up at Jefferson Island As expected, subscription rates lower at all facilities relative to 1Q13 Segment remains challenged due to low seasonal storage spreads and ample supply MIDSTREAM HIGHLIGHTS Storage Contracted Capacity (1) As of April 1, 2014 and May 1, 2014 for certain contracts, as well as 7.0 Bcf subscribed by Sequent.

Balance Sheet * Solid balance sheet with significant opportunity to fund capital requirements Good access to capital markets Company credit metrics support solid, investment-grade ratings $4.5 billion debt outstanding Long-term debt $3.6 billion Current portion of long-term debt: $0.2 billion Short-term debt of $0.7 billion Debt-to-Cap Ratio: 54% Expected after-tax proceeds from sale of Tropical Shipping and strong wholesale services cash flow provide flexibility around $200 million January 2015 maturity BALANCE SHEET HIGHLIGHTS

Record Quarterly Results Colder-than-normal weather drove strong results across nearly all business segments Wholesale services record quarter reflects strategic position of non-regulated assets, with benefits to accrue to regulated customers where we have asset management agreements in place Announced Sale of Tropical Shipping Expect $220 million in after-tax cash proceeds and distributions Disposition reflects management focus on regulated natural gas utilities and related businesses Expect transaction to close in 3Q14, pending regulatory approvals Finalized Agreement to Invest in Dalton Lateral Pipeline $210 million investment with largest portion of spending in 2016; in-service date of 2017 expected Brings low-cost shale gas into Georgia; enhances both pipeline and supply diversity in region Filed for QIP Rider in Illinois On April 7 Nicor Gas filed its Qualifying Infrastructure Plant (QIP) Rider with the Illinois Commerce Commission with projected average annual QIP investment for years 2015 – 2017 of ~$170 million ICC required to issue a final order 120 days after the April 7 filing date, and new rates cannot go into effect until 12/10/14 Raising EPS Guidance Guidance range excluding wholesale services increased to $2.80 - $2.90 per share Higher consolidated EPS guidance of $4.35 - $4.45 due mainly to strong wholesale performance 1Q14 Strategic Highlights *

2014 EPS Guidance * Guidance range excluding wholesale services has increased, despite assumed loss of earnings from pending sale of Tropical Shipping

2014 Guidance Assumptions AGL Resources expects diluted EPS excluding wholesale services and Tropical Shipping sale-related expenses to be in the range of $2.80 - $2.90 for 2014 2014 wholesale services economic earnings expected to be in the range of $280 million to $300 million; GAAP earnings on a per share basis for wholesale services segment expected to be approximately $1.55 (or EBIT of $310 million), excluding mark-to-market impacts in 2014 (reflects the offset of hedge losses in 2013 related to 2014 transactions, average-year economic generation and incremental economic earnings related to significant market volatility in early 2014) Key assumptions include: Normal weather for remainder of year Exclusion of mark-to-market impacts Pension expense of $38 million to $43 million, before capitalizations Interest expense of $190 million to $194 million Average diluted shares outstanding of 119.3 million Effective tax rate of 37.9% Successful implementation of regulatory infrastructure and rate programs Approximate quarterly earnings contribution percentages Distribution: 1Q – 40%; 2Q – 20%; 3Q – 15%; 4Q – 25% Retail: 1Q – 55%; 2Q – 10%; 3Q – 5%; 4Q – 30% Midstream: 1Q – 25%; 2Q – 35%; 3Q – 20%; 4Q – 20% $800 million in consolidated capex, with approximately $750 million in the distribution operations segment, of which 22% is covered under rider-based programs *

AGL Resources - 2014 Priorities Invest necessary capital to maintain and enhance system reliability Remain a low-cost leader within the industry Opportunistically expand system and capitalize on potential customer conversions Maintain margins in Georgia and Illinois while continuing to expand into other profitable retail markets Continue to grow and expand Pivotal Home Solutions Maximize strong storage and transportation positions Effectively perform on existing asset management agreements and expand customers Maintain cost structure in line with market fundamentals Optimize storage portfolio, including expiring contracts Evaluate alternate uses for sites and facilities Pursue land-based LNG transportation opportunities Effectively control expenses and focus on capital discipline in each of our business segments Work closely with Saltchuk to close sale of Tropical Shipping in 3Q14, pending regulatory approvals Continue to increase vessel utilization; improve margin per TEU * DISTRIBUTION RETAIL WHOLESALE MIDSTREAM SHIPPING EXPENSES

Appendix

Distribution - Regulatory Recovery Mechanisms

Utility	Rate Decoupling	Weather Normalization	Bad Debt Recovery	Conservation Program Recovery	Infrastructure Programs
Nicor Gas	(~70% Fixed)		✓	✓	
Atlanta Gas Light	✓ (Straight -Fixed -Variable)				✓
Virginia Natural Gas	✓ (Revenue Normalization)	✓	✓	✓	✓
Elizabethtown Gas		✓		✓	✓
Florida City Gas				✓	
Chattanooga Gas	✓* (Revenue Normalization)	✓	✓	✓*	

**Chattanooga Revenue Normalization Adjustment (RNA) was set to expire in May 2014, but it has been extended in its current form until the Commission concludes a proceeding on the matter. Currently no proceeding or hearings on the issue have been scheduled.*

AGL Resources®

15

Distribution - Rate Case History

Utility	Last Rate Case	Key Outcomes
Nicor Gas	March 2009 (Stay out in place until December 2014)	• $80 million rate increase • Bad debt rider approved in February 2010 providing recovery from (or credit to) customers for the difference between actual expense and $63 million benchmark • Rate case reset heating degree days benchmark from 5,830 to 5,600
Atlanta Gas Light	October 2010	• $27 million rate increase approved • Included ~$10 million in new customer service and safety programs • Adopted new acquisition synergy sharing policy; begin sharing $5 million annually in 2014 with Georgia customers
Virginia Natural Gas	December 2011	• $11 million increase in base rates • Recovery of $3.1 million in costs previously recovered through base rates now recovered through PGA • Approval to recover gas portion of bad debts through the PGA
Elizabethtown Gas	December 2009	• $3 million rate increase • New depreciation rates decreased expense $5 million • Two-year rate freeze concluded in 2011 • Rate case filing requirement for Sept. 2016 in conjunction with AIR approval
Florida City Gas	February 2004	• $7 million rate increase • Approval in late 2007 to include acquisition adjustment amortization expense in operating income and acquisition adjustment asset balance in rate base for regulatory surveillance reporting purposes
Chattanooga Gas	May 2010	• Instituted new rate design that encourages customer conservation • First decoupled rate design for TN utility • New depreciation rates decreased expense by $2 MM annually

AGL Resources®

16

* millions redeemed GAAP Reconciliation – Net Income

* millions redeemed GAAP Reconciliation - EBIT

* millions redeemed GAAP Reconciliation - EPS